EXHIBIT 5.1

                      [Sullivan & Worcester LLP Letterhead]




                                                              March 11, 1998




Health and Retirement Properties Trust
400 Centre Street
Newton, Massachusetts  02158

Ladies and Gentlemen:

         In connection with the registration by Health and Retirement Properties Trust, a Maryland real estate investment trust (the "Company"), of $150,000,000 of Senior Notes due 2002 (the "Notes"), which Notes will be issued under an indenture and a supplement thereto (collectively, the "Indenture") relating to the Notes by and between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"), the following opinion is furnished to the Company to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit
5.1 to the Company's Registration Statement on Form S-4, under the Securities Act of 1933, as amended (the "Securities Act"), to be filed on or about the date hereof. As used in this opinion, the term "Registration Statement" means, unless otherwise stated, such Registration Statement, as amended when declared effective by the Commission (including any post-effective amendments thereto).

         In connection with this opinion, we have examined and relied upon a copy of the Registration Statement to be filed with the Commission on or about the date hereof. We have also examined and relied upon originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

         To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to engage in the activities contemplated by, and has the requisite organizational and legal authority to perform its obligations under, the Indenture, that the Trustee will be in compliance, generally with respect to acting as trustee or agent under the Indenture, with all applicable laws and regulations, and that the Indenture will be the valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms.

         We express no opinion herein as to the laws of any jurisdiction other than the Commonwealth of Massachusetts and the federal law of the United States, and we express no opinion as to state securities or blue sky laws. Insofar as this opinion involves matters of Maryland law we have, with your permission, relied solely on the opinion of Piper & Marbury L.L.P., a copy of which is being filed herewith as Exhibit 5.2 to the Registration Statement, and our opinion is subject to the exceptions, qualifications and limitations therein expressed.



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Health and Retirement Properties Trust
March 11, 1998
Page 2


         Our opinions set forth below with respect to the validity or binding effect of any security or obligation are subject to (i) limitations arising under applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or injunctive or other equitable relief, and (iii) an implied duty on the part of the party seeking to enforce rights or remedies to take action and make determinations on a reasonable basis and in good faith to the extent required by applicable law.

         Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Notes will be validly issued and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Notes shall have been (A) duly executed by the Company and authenticated by the Trustee as provided in the Indenture and (B) shall have been duly delivered to the purchasers thereof, as described in the Registration Statement and the prospectus included therein and as provided in the Indenture.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission promulgated thereunder.

                                                    Very truly yours,

                                                    /s/ Sullivan & Worcester LLP

                                                    SULLIVAN & WORCESTER LLP